Filed Pursuant to Rule 424(b)(3)

Registration No. 333-254222

Prospectus Supplement No. 5 Dated January 27, 2022

(To Prospectus Dated March 24, 2021)

28,590,533 Shares of Common Stock

This Prospectus Supplement No. 5 supplements the prospectus of SmartKem, Inc. (the “Company”, “we”, “us”, or “our”) dated March 24, 2021 (as supplemented to date, the “Prospectus”) with the following attached document which we filed with the Securities and Exchange Commission:

A.	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2022.

This Prospectus Supplement No. 5 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This prospectus supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should carefully consider the risk factors for our common stock, which are described in the Prospectus, as amended or supplemented.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement No. 5 and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is January 27, 2022

INDEX TO FILINGS

Annex
The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2022	A

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2022, SmartKem, Inc. (the “Company”) completed a private placement (the “Private Placement”) pursuant to the terms and conditions of a subscription agreement (the “Subscription Agreement”) entered into by the Company, Octopus Titan VCT plc and Octopus Investments Nominees Limited (the “Purchasers”). Pursuant to the Subscription Agreement, the Company agreed to issue and sell to the Purchasers in a private placement an aggregate of 1,000,000 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.0001 per share, at a purchase price of $2.00 per share, for aggregate gross proceeds of $2,000,000.

The Company expects to use the net proceeds from the Private Placement for working capital general corporate purposes. The Subscription Agreement includes customary representations, warranties and covenants of the Company. The Company agreed to indemnify the Purchasers and certain of their affiliates from breaches of the representations, warranties or covenants made by the Company in the Subscription Agreement. The Private Placement Shares were issued and sold by the Company to the Purchasers in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed, subject to customary exceptions, to file, no later than fifteen (15) calendar days after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, a registration statement (the “Registration Statement”) with the Securities and Exchange Commission covering the Private Placement Shares. The Company is required to use its commercially reasonable efforts to cause such Registration Statement to be declared effective within 150 calendar days after the closing of the Private Placement. If certain registration-related events occur, the Company will be required to pay liquidated damages to the Purchasers in an amount equal to 12% of the amount invested for each 30-day period such event occurs and is continuing.

The foregoing descriptions of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and Registration Rights Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On January 27, 2022, the Company issued a press release announcing the closing of the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Subscription Agreement, dated January 27, 2022, by and between the Company and the Purchasers.
10.2	Registration Rights Agreement, dated January 27, 2022, by and between the Company and the Purchasers.
99.1	Press Release issued by SmartKem, Inc. on January 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: January 27, 2022	By:	/s/ Robert Bahns
Robert Bahns
Chief Financial Officer

Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of January 27, 2022, has been entered into by and between the purchasers set forth on the Omnibus Signature Pages hereto (each a “Purchaser” and together, the “Purchasers”) and SmartKem, Inc., a Delaware corporation (the “Company”).

R E C I T A L S

A.        The Company and the Purchasers have entered into that certain Letter Agreement, dated as of February 23, 2021(the “Letter Agreement”).

B. Pursuant to the Letter Agreement, the Purchasers have agreed, subject to the conditions set forth therein, to purchase an aggregate of 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $2.00 per share (the “Per Share Purchase Price”), for an aggregate purchase price of $2,000,000 (the “Offering”). (References herein to “dollar” or “$” are to United States Dollars.)

C.    Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number Shares set forth on each Purchaser’s Omnibus Signature Page hereto.

D.        The Shares subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or any state or foreign securities Law. The Offering is being made to “accredited investors,” as defined in Regulation D under the Securities Act, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. For purposes of this Agreement, “Law” or “Laws” means any federal, state, local or foreign or provincial statute, law (including, for the avoidance of doubt, any statutory, common, or civil law), ordinance, rule, regulation, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any Governmental Authority (as defined below).

AGREEMENT

The Company and the Purchaser hereby agree as follows:

1.       Subscription.

(a)                Purchase and Sale of the Shares.

(i)            Each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to such Purchaser, that number of Shares set forth on the Purchaser’s Omnibus Signature Page attached hereto at the Per Share Purchase Price for a total aggregate purchase price (the “Purchase Price”) for the Shares as set forth on such Omnibus Signature Page.

(b)                Closing.

(i)            Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Purchaser) (the “Closing Date”) upon the satisfaction (or waiver as provided herein) of the conditions set forth in this Section 1(b) (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions). The Closing shall take place remotely via the exchange by electronic transmission of documents and signatures.

(ii)            Company Closing Deliveries. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

a.	This Agreement, duly executed by the Company;

b.	The registration rights agreement, substantially in the form of Exhibit A attached hereto (the “Registration Rights Agreement”), duly executed by the Company.

c.	A legal opinion from the Company’s counsel, in form and substance reasonably satisfactory to the Purchasers;

d.	Evidence of the book-entry issuance of the Shares purchased by such Purchaser hereunder; and

e.	The Company’s wire transfer instructions.

(iii) Purchaser Closing Deliveries. On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

a.	This Agreement, duly executed by such Purchaser;

b.	The Registration Rights Agreement, duly executed by such Purchaser; and

c.	Such Purchaser’s Purchase Price.

2.       Representations and Warranties of the Company. Except as set forth in the SEC Reports (as defined below), the Company hereby represents and warrants to each Purchaser the following:

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(a)                Organization and Qualification. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has the requisite corporate power to own, lease and operate its properties and to carry on its business as currently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business as currently conducted makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that, individually or in the aggregate with any other event, circumstance, development, condition, occurrence, state of facts, change or effect, has or would reasonably be expected to (x) prevent or materially delay or materially impair the ability of the Company or its Subsidiaries to carry out its obligations under this Agreement or (y) have any material adverse effect on the business, properties, assets, liabilities, operations or condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that for purposes of clause (y), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to have a “Material Adverse Effect”: (i) general financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its Subsidiaries taken as a whole disproportionately as compared to the Company’s competitors), (ii) any effects alone or in combination that arise out of, or result from, directly or indirectly from the announcement, pendency, execution or performance of this Agreement, the transactions contemplated hereby or any action contemplated by this Agreement, (iii) acts of God, war (whether or not declared), disease, including the COVID 19 pandemic, the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s competitors), (iv) any failure by the Company or its Subsidiaries to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such facts are otherwise excluded from being taken into account by this proviso)), (v) changes affecting the industry generally in which the Company or its Subsidiaries operates (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s competitors), or (vii) changes in Law or U.S. generally accepted accounting principles (“GAAP”) (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s competitors). For purposes of this Agreement, “Subsidiary” means, with respect to the Company, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which (i) 50% or more of the capital stock or other equity interests or voting power are, directly or indirectly, controlled, owned or held by, or (ii) that is, at the time any determination is made, controlled (whether by voting power, Contract (as defined below) or otherwise) by, in each case, the Company (either alone or through or together with one or more of its other Subsidiaries).

(b)                Authorization, Enforcement, Compliance with Other Instruments. (i) The Company and each of its Subsidiaries party thereto has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, (collectively with all other documents, certificates or instruments executed and delivered in connection with the transactions contemplated hereby or thereby, the “Transaction Documents”) and to consummate the transactions contemplated thereby, including to issue the Shares, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company and each of its Subsidiaries party thereto of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been duly authorized by the board of directors of the Company the (“Board of Directors”) or other applicable governing body of the Company or such Subsidiary, and no further action, proceeding, consent, waiver or authorization is required by or from the Company or any such Subsidiary, its respective board of directors or other governing body or its respective stockholders or equity holders; (iii) this Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company; and (iv) this Agreement and the other Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company and its Subsidiaries party thereto in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

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(c)                Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and there are 25,541,809 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or similar rights and other Liens. All of the issued and outstanding capital stock of each Subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any Liens. No shares of capital stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company. Except as set forth in the SEC Reports there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or any Contracts by which the Company or any of its Subsidiaries is or may become bound or pursuant to which the Company or any of its Subsidiaries is otherwise obligated to issue additional shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in the SEC Reports, there are no outstanding debt securities of the Company or any of its Subsidiaries. Except as set forth in the SEC Reports, other than pursuant to the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except as set forth in the SEC Reports, there are no securities or instruments of the Company or any of its Subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Shares as described in this Agreement. No co-sale right, right of first refusal or other similar right will exist with respect to the Shares or the issuance and sale thereof. True and correct copies of the Company’s Certificate of Incorporation, as in effect as of the Closing Date, and the Company’s Bylaws, as in effect as of the Closing Date have heretofore been filed as part of the SEC Reports. Except for the interests in the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries owns any equity interest or other interest of any nature in, or any interest convertible, exchangeable, or exercisable for, equity interests or other interests of any nature in any other person.

(d)                Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and upon payment the consideration set forth in this Agreement, will be duly and validly issued, fully paid and non-assessable, and free of preemptive or similar rights, Taxes and other Liens with respect to the issuance thereof, and restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities Laws and Liens created by or imposed by the Purchaser. Assuming the accuracy of each of the representations and warranties of the Purchaser herein, the offer, issuance and sale by the Company of the Shares to the Purchaser is exempt from registration under the Securities Act.

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(e)                No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including issuance and sale of the Shares in accordance with this Agreement, have not and will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its Subsidiaries; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or any Subsidiary is a party, except for those which would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, or (iii) result in a violation of any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for those which would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws or any other constitutive documents. Neither the Company nor any Subsidiary is in violation of any term of or in default under any Contract, judgment, decree or order or any Law applicable to the Company or any Subsidiary, which violation or breach has been or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities Laws, neither the Company nor any of its Subsidiaries is required to obtain any Authorization of, or provide any notice to or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof, other than (i) the filings required pursuant to Section 5(i), (ii) the filing of the registration statement contemplated by the Registration Rights Agreement and (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Securities and Exchange Commission (the “SEC”) under Regulation D. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets or businesses is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to be material to the business of the Company and its Subsidiaries, taken as a whole.

(f)                 Absence of Litigation. There has not been any, action, suit, claim, inquiry, notice of violation, arbitration, petition, charge, citation, summons, subpoena, proceeding (including any partial proceeding such as a deposition) or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, before or by any Governmental Authority (an “Action”) pending or threatened in writing or, to the knowledge of the Company, threatened orally, against or affecting the Company or any of its Subsidiaries or any of their respective officers or directors or any of their respective assets or businesses, which has or would be reasonably likely to (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents or (ii) be material to the business of the Company and its Subsidiaries, taken as a whole. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company, both actual or knowledge that they would have had upon reasonable inquiry of the personnel of the Company responsible for the applicable subject matter.

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(g)                Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

(h)                No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. “Affiliate” means, with respect to any person, any other person that, directly or indirectly though one more intermediaries, controls, is controlled by or is under common control with such person as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”).

(i)                 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would eliminate the availability of the exemption from registration under Rule 506(b) of Regulation D or afforded by Section 4(a)(2) of the Securities Act in connection with the Offering of the Shares contemplated hereby or cause this Offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j)                 Employee Relations. No labor dispute, work stoppage, request for representation, union organizing activity, or unfair labor practice charges involving the employees of the Company or any of its Subsidiaries exists or is threatened in writing or, to the knowledge of the Company, threatened orally. Neither Company nor any Subsidiary is party to any collective bargaining agreement. The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company believes that its and its Subsidiaries’ relationship with their respective employees is good.

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(k)                Intellectual Property Rights. Except as set forth in the SEC Reports, the Company and each of its Subsidiaries exclusively owns, possesses, or has valid and enforceable rights to use, license, and exploit all Intellectual Property used in, necessary or advisable for the conduct of the Company’s and its Subsidiaries’ business as currently conducted, except for a failure to own, possess or have such rights that would not reasonably be expected to result in a Material Adverse Effect. There are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the Intellectual Property owned by the Company. All Intellectual Property owned by the Company or its Subsidiaries, and all Contracts pursuant to which the Company or its Subsidiaries license Intellectual Property, are valid and enforceable, and the Company and its Subsidiaries are in full compliance with all such Contracts except as would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except as has not been and would not reasonably be expected to result in a Material Adverse Effect: (A) to the Company’s knowledge, there has been no infringement, misappropriation or violation by third parties of any such Intellectual Property of the Company or its Subsidiaries; (B) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the Company’s or any of its Subsidiaries’ ownership of or any rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the validity, enforceability or scope of any such Intellectual Property; (D) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of such Action; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries has violated any term of any employment Contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with 37 C.F.R. §1.56. The consummation of the transactions contemplated hereby or by the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any of its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s and its Subsidiaries’ business as currently conducted, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The rights of the Company and each of its Subsidiaries in their Intellectual Property are valid, subsisting and enforceable, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has taken reasonable steps to maintain their Intellectual Property and to protect and preserve the confidentiality of all of their Trade Secrets. To the Company’s knowledge, there has not been any disclosure or access to any Trade Secrets of the Company and each of its Subsidiaries by any unauthorized person. The Company and each of its Subsidiaries have taken and continue to take commercially reasonable measures, at least consistent with prevailing industry practice, to ensure that all personal information in their possession, custody or control is protected against loss and against unauthorized, access, use, modification, disclosure or other misuse. “Intellectual Property” shall mean any and all rights title and interest in, arising out of, or associated with any intellectual or intangible property, whether protected, created or arising in any jurisdiction throughout the world, including the following: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, slogans, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

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(l)                 Environmental Laws.

(i)            Except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole: (x) the Company and each Subsidiary is in compliance and has complied with all applicable Environmental Laws (as defined below); (y) the Company or its applicable Subsidiary is in possession of all Authorizations required pursuant to Environmental Laws to conduct their respective businesses as currently conducted and (z) the Company or its applicable Subsidiary is in material compliance with all terms and conditions of such Authorizations. There is no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) relating to any violation or noncompliance with any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local Law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of Hazardous Substances; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of Hazardous Substances. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)            None of the Company or any of its Subsidiaries has any liability or obligation under any Environmental Law with respect to any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit, discharge or disposing of any Hazardous Substance in, onto or through the environment, except as would not reasonably be expected to have a Material Adverse Effect. “Hazardous Substances” means all materials, wastes, or substances defined by, or regulated under, any Environmental Laws, including as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic waste, or toxic substance, and specifically including petroleum and petroleum products, asbestos, radon, lead, toxic mold, radioactive materials, and polychlorinated biphenyls.

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(m)              Authorizations; Regulatory Compliance. The Company and each of its Subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates, waivers, filings, qualifications and orders of each applicable entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, or other governmental, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial or arbitral authority thereto (each a “Governmental Authority”) and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business as currently conducted or that are otherwise material to the business of the Company and its Subsidiaries, in all applicable jurisdictions, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. All Authorizations held by the Company or its Subsidiaries are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in material violation of any terms of any such Authorizations; and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of any revocation or modification of any such Authorization, or written notice (or to the Company’s knowledge, oral notice) that such revocation or modification is being considered, except to the extent that any such revocation or modification would not be reasonably expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries is in compliance, and has since the Lookback Date been in compliance, with all applicable federal, state, local and foreign Laws, including such Laws applicable to the manufacture, distribution, import and export of regulated products and component parts, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received written notice (or to the Company’s knowledge, oral notice) of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Laws or any Authorizations. The Company and each of its Subsidiaries has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Laws or any Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments, to the Company’s knowledge, were complete, correct and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any other notice or action relating to any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action relating to any of the Company’s products in development. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

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(n)                Title. Neither the Company nor any of its Subsidiaries owns any real property. Except as set forth in the SEC Reports, each of the Company and its Subsidiaries has good and marketable title to all of its personal property and other tangible assets (i) purportedly owned or used by them as reflected in the SEC Reports, or (ii) necessary for the conduct of their business as currently conducted, free and clear of any legal or equitable, specific or floating, lien (statutory or otherwise), restriction, mortgage, deed of trust, pledge, lien, security interest, restrictive covenant, or other adverse right, charge, claim or encumbrance of any kind or nature whatsoever (collectively, “Liens”), except for Liens which would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any Liens, except for such Liens which would not reasonably be expected to have a Material Adverse Effect.

(o)                Tax Status. The Company and each Subsidiary has filed (taking into account any valid extensions) all federal, state, local and foreign income and all other material returns, declarations, reports, elections, designations, or information returns or statements made to a Governmental Authority relating to Taxes, including any schedules or attachments thereto and any amendments thereof (collectively, “Tax Returns”) required to be made or filed by it or with respect to it by any jurisdiction to which it is subject. Such Tax Returns accurately reflect, in all material respects, the Tax liabilities of the Company and its Subsidiaries (other than Taxes not yet due and payable). The Company and each Subsidiary has timely paid all income Taxes and all other material Taxes and other material governmental assessments and material charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company and its Subsidiaries have adequately reserved and accrued for in accordance with GAAP. The Company has reserved and accrued on its books provisions in accordance with GAAP amounts that are reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction. There are no pending or threatened in writing (or to the Company’s knowledge, threatened orally) Actions by the taxing authority of any jurisdiction against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any Tax indemnity, Tax sharing or Tax allocation agreement (but not including any agreement whose primary subject matter is not Taxes) (a “Tax Agreement”). The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Agreement, “Tax” or “Taxes” means (i) any and all U.S. federal, state, local, or non-U.S. taxes, assessment, levy or other charges, including net or gross income, gross receipts, net proceeds, estimated, sales, use, ad valorem, value added, franchise, license, withholding, payroll, employment, excise, property (including both real and personal), unclaimed property remittance/escheat, deed, stamp, alternative or add-on minimum, occupation, severance, unemployment, social security, workers’ compensation, capital, premium, windfall profit, environmental, custom duties, fees, transfer and registration taxes, and any governmental charges in the nature of a tax imposed by a Governmental Authority, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other person and (iii) any liability for the payment of any amounts as a result of being a party to any Tax Agreement.

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(p)                Certain Transactions. Except as set forth in the SEC Reports, none of the direct or indirect equity holders, shareholders, controlling persons, partners, managers, members, officers, directors, employees, general or limited partners or assignees (each, a “Related Party”) of the Company or any Subsidiary is presently, or has since January 1, 2020 been, a party to any Contract or transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. All transactions that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act are disclosed in the SEC Reports in accordance with Item 404 of Regulation S-K.

(q)                Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(r)                 Insurance. The Company and its Subsidiaries have insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its Subsidiaries, and in any event maintain insurance policies in amounts as required by applicable Law or any Contract to which the Company or its Subsidiaries is a party or to which any of its assets or businesses is subject. All such insurance policies are in full force and effect and binding and enforceable in accordance with their terms, and all premiums due and payable thereon have been timely paid in full. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy, nor has there been any failure to give any notice or present any claim under any such insurance policy in due and timely fashion except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy and there has been no notice of cancellation of nonrenewal of any such insurance policy received by the Company or any of its Subsidiaries. No limits on any insurance policy of the Company or any of its Subsidiaries have been exhausted, materially eroded or materially reduced.

(s)                 SEC Reports. The Company has timely filed or furnished, as applicable, all registration statements, reports, proxy statements, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed or furnished by the Company under the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (together, the “SEC Reports”). There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Reports. None of the SEC Reports is the subject of an ongoing SEC review. There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in writing (or, to the Company’s knowledge, threatened orally), in each case regarding any accounting practice of the Company.

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(t)                 Financial Statements.

(i)     The audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2020 and December 31, 2019 and the unaudited consolidated condensed financial statements for the nine months ended September 30, 2021 and September 30, 2020, all included in the SEC Reports comply in all material respects with GAAP and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and (the financial statements referenced in the foregoing clause (i), the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the entities or business to which they relate as of the date thereof, and fairly present in all material respects the financial position of the Company and its Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(ii)   The Company (A) maintains a standard system of accounting established and administered in accordance with GAAP and (B) has established and maintains a system of internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP. There (x) are no significant deficiencies or weaknesses in any system of internal accounting controls used by each of the Company’s Subsidiaries, (y) has not since the Lookback Date been any fraud or other unlawful act on the part of any of management or other employees of the Company and each of its Subsidiaries who have a role in the preparation of Financial Statements or the internal accounting controls used by the Company and each of its Subsidiaries related to such preparation or controls and (z) has not since the Lookback Date been any claim or allegation regarding any of the foregoing.

(iii) Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise) other than (A) liabilities disclosed on the audited balance sheet (including the notes thereto) or the interim balance sheet (including the notes thereto) and (B) liabilities that have been incurred since the date of the latest balance sheet of the Company included in the Financial Statements in the ordinary course of business, which liabilities, individually or in the aggregate, are not material to the business of the Company and its Subsidiaries (taken as a whole).

(iv)  To the knowledge of the Company, BDO LLP (the “Auditor”) is an independent registered public accounting firm with respect to the Company as required by the Exchange Act and the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the Financial Statements provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(u)                Material Changes.  Except for the transactions contemplated hereby, since the date of the latest balance sheet of the Company and the latest balance sheet of the Company included in SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company or SmartKem, (ii) there have not been any changes in the assets, financial condition, business or operations of the Company from that reflected in the financial statements contained in SEC Reports except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition, results of operations or future prospects of the Company, (iii) none of the Company or any of their respective Subsidiaries has altered its method of accounting or the manner in which it keeps its accounting books and records, and (iv) none of the Company or any of their respective Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or equity holders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). “Insolvent” means, with respect to the Company, on a consolidated basis with its Subsidiaries, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.

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(v)                Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

(w)              Sarbanes-Oxley. The Company is, and has been, to the extent applicable, in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

(x)                Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed.

(y)                Foreign Corrupt Practices. Neither the Company and its Subsidiaries, nor any of their respective directors, managers, officers, agents or employees or other person acting on behalf of the Company or its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or, to the Company’s knowledge, made by any person acting on their behalf) which is in violation of Law or (iv) violated any applicable anti-terrorism Law or regulation, nor have any of them otherwise taken any action which would reasonably cause the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, as amended, or any applicable Law of similar effect.

(z)                Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, manager, officer, agent, employee or Affiliate of the Company or any Subsidiary is, or is acting under the direction of, on behalf of or for the benefit of a person that is, or is owned or controlled by a person that is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

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(aa)             Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other applicable money laundering Laws and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or threatened in writing (or to the Company’s knowledge, threatened orally).

(bb)            Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(cc)             Privacy and Data Security.

(i)            “Business Privacy and Data Security Policies” means all of the Company’s or one of its Subsidiaries’ present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in the conduct of the Business. “Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural person, or to target advertisements or other content to a natural person. “Privacy Laws” means all applicable Laws, orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with any Governmental Authority, and binding guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the General Data Protection Regulation (Regulation (EU) 2016/679), and all other similar international, federal, state, provincial, and local Laws. “Processing” means any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, storage, transmission, transfer, protection, disclosure, destruction, or disposal of Personal Information.

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(ii)            The Company and each of its Subsidiaries, and, to the Company’s knowledge, all vendors, processors, or other third parties acting for or on behalf of the Company or any of its Subsidiaries in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Company or any of its Subsidiaries, comply and at all times since the Lookback Date have complied, with all of the following in the conduct of its business as currently conducted: (A) Privacy Laws; (B) rules of self-regulatory organizations; (C) industry standards, guidelines, and best practices; (D) the Business Privacy and Data Security Policies; and (E) all obligations or restrictions concerning the privacy, security, or Processing of Personal Information under any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof, in each case, except for violations that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(iii)            The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, does not or will not: (A) conflict with or result in a violation or breach of any Privacy Laws or Business Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or any of its Subsidiaries in the conduct of its business as now being conducted); or (B) require the consent of or notice to any person concerning such person’s Personal Information, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(iv)            (A) no Personal Information in the possession or control of the Company or any of its Subsidiaries, or to the Company’s knowledge, held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business has been subject to any data or security breach or unauthorized access, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or Processing (a “Security Incident”), and (B) neither the Company nor any of its Subsidiaries has notified and, to the Company’s knowledge, there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify, any Governmental Authority or other person of any Security Incident in the conduct of its business, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(v)            neither the Company nor any of its Subsidiaries has received any notice, request, claim, complaint, correspondence, or other communication in writing (or to the Company’s knowledge, orally) from any Governmental Authority or other person, and to the Company’s knowledge there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action relating to, any actual, alleged, or suspected Security Incident or violation of any Privacy Law involving Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business, in each case, except as has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

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(vi)            In the conduct of its business, the Company and each of its Subsidiaries has at all times implemented and maintained, and required all vendors, processors, and other third parties that Process any Personal Information for or on behalf of the Company or any of its Subsidiaries to implement and maintain, all security measures, plans, procedures, controls, and programs, including written information security programs, to (A) identify and address internal and external risks to the privacy and security of Personal Information in their possession or control; (B) implement, monitor, and improve adequate and effective administrative, technical, and physical safeguards to protect such Personal Information and the operation, integrity, and security of its software, systems, applications, and websites involved in the Processing of Personal Information; and (C) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident, in each case, except as has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(dd)            Disclosure Materials. The SEC Reports, at the time filed or furnished, were true and correct in all material respects and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ee)             Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ff)               Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties (as modified by the SEC Reports (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) made by the Company hereunder and that such representations and warranties (as modified by the SEC Reports (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) are a material inducement to the Purchaser purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement with the Company.

(gg)            Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company represents that it has exercised reasonable care to determine the accuracy of the representation made by the Company in this paragraph.

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(hh)            Anti-Dilution. There are no securities or instruments issued by or to which the Company is a party as of the date hereof or as of the Closing containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares in connection with the Offering or pursuant to any other Subscription Agreement entered into in connection with the Offering.

(ii)               Leased Real Property. There are no pending or, to the knowledge of the Company, any threatened condemnation proceedings, lawsuits or other Actions relating to any real property leased by the Company or any of its Subsidiaries or any of the buildings, structures and facilities located thereon (the “Leased Real Property”) or other matters affecting adversely the current use, occupancy or value thereof. The Company and its applicable Subsidiaries enjoy quiet possession under all leases for each parcel of Leased Real Property (each, a “Lease”) and no Leased Real Property under any such Lease is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation, as might, in any material respect, interfere with or impair the present and continued use thereof by the Company or its Subsidiaries in the usual and normal conduct of the business of the Company and its Subsidiaries.

(jj)               Material Contracts.

(i)                 “Material Contracts” means any written or oral agreement, contract, commitment, arrangement, subcontract, license, sublicense, lease, sublease, sales order, purchase order, indenture, mortgage, note, bond, letter of credit, warrant, instrument, obligation, or understanding (collectively, including all amendments, supplements and modifications thereto, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or businesses are bound:

(A)  that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act);

(B)  that is a joint venture, alliance, partnership or similar agreement that is material to the operation of the Company and its Subsidiaries, taken as a whole;

(C)  that provides for payments to the Company or any of its Subsidiaries or includes future payment obligations of the Company or its Subsidiaries outside of the ordinary course of business, in each case, in excess of $100,000 annually;

(D)  that creates a Lien on any material asset of the Company or any of its Subsidiaries;

(E)   that evidences indebtedness of the Company or any of its Subsidiaries;

(F)   that contains an exclusivity clause that restricts the Company or any of its Subsidiaries or a covenant not to compete in any line of business with any person in any geographical area that restricts the Company or any of its Subsidiaries or that otherwise restricts the Company or any of its Subsidiaries from freely providing products or services to any customer or potential customer, or that restricts the right of the Company or any of its Subsidiaries to sell to or purchase from any other person;

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(G)  that relates to the acquisition or disposition of any business (whether by merger, sale of stock or assets or otherwise) at any time since the Lookback Date other than those related to the Company’s efforts to seek the acquisition of an operating company prior to the acquisition of SmartKem;

(H)  that is with any Related Party of the Company or any of its Subsidiaries;

(I)     that grants to the counterparty a right of first refusal, first offer or first negotiation outside of the ordinary course of business of the Company;

(J)     that grants the other party or any third party “most favored nation” status or any similar rights;

(K)  that is a Lease;

(L)   other than in the ordinary course of business, (i) that grants any person a right to use Intellectual Property of the Company or any of its Subsidiaries or (ii) that grants the Company or any of its Subsidiaries to use the Intellectual Property of another person;

(M) that provides for indemnification to or from any person with respect to liabilities relating to the business of the Company or its Subsidiaries or any former businesses of the Company or its Subsidiaries or any predecessor thereof; or

(N)  that is otherwise material to the business of the Company and its Subsidiaries, taken as a whole.

(ii)   Each Material Contract is the legal, valid and binding obligation of the Company or one of its Subsidiaries that is a party thereto, and is enforceable against the Company or one of its Subsidiaries, as applicable, and, to the knowledge of the Company, the counterparties, in accordance with its terms, other than, in all cases, Material Contracts that have expired, been terminated or superseded in accordance with their terms following the date hereof. Neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any counterparty, is in violation, breach or default under any such Contract or has improperly terminated, revoked or accelerated any Material Contract and no event or condition exists or has occurred which, with the giving of notice or the lapse of time or both, would, under any Material Contract, (A) constitute a breach or default by the Company or any of its Subsidiaries, or to the knowledge of the Company, a counterparty, (B) give to the counterparty any rights of termination, acceleration or cancellation of, (C) result in any obligation imposed on the Company or any of its Subsidiaries thereunder or a loss of a benefit in favor of the Company or any of its Subsidiaries thereunder, (D) allow the imposition of any fees or penalties on the Company or any of its Subsidiaries thereunder, require the offering or making of any payment or redemption by the Company or any of its Subsidiaries thereunder or (E) give rise to any increased, guaranteed, accelerated or additional rights or entitlements to the counterparty thereunder, in each case, except for such breaches, defaults and events which would not reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice of the intention of any person to terminate, fail to renew or materially and adversely modify any Material Contract.

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(kk)            Employee Benefits.

(i)     “Benefit Plan” means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, arrangement or agreement, whether written or oral, including, without limitation, any (A) “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”) or (B) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), which the Company or any of its Subsidiaries sponsors or maintains for the benefit of its current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries), or with respect to which the Company or any of its Subsidiaries has, or could reasonably be expected to have, any direct or indirect present or future liability.

(ii)   Each Benefit Plan has been established, maintained and operated in all respects in accordance with its terms and in compliance with all applicable provisions of applicable Laws, including Section 409A of the Code and the regulations and other guidance issued thereunder, in each case, except as has not been and would not reasonably be expected to have, a Material Adverse Effect. There are no investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) or Actions pending in writing (or to the Company’s knowledge, orally) against any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that would reasonably be expected to give rise to any material liability. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Benefit Plan. No Benefit Plan is (A) subject to Section 412 of the Code, Title IV of ERISA or Section 302 of ERISA (including a “multiemployer” plan within the meaning of Section 3(37) of ERISA), (B) a “multiple employer plan” as defined in Section 413(c) of the Code, or (C) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Benefit Plan is subject to the Laws of any jurisdiction other than the United States.

(iii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, in connection with any other event(s), (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iv) limit the right to merge, amend or terminate any Benefit Plan (except any limitations imposed by applicable Law, if any), or (v) give rise to any “excess parachute payment” as defined in Section 280G(b)(l) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

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3.       Representations, Warranties and Agreements of the Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company the following:

(a)                The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Shares. The Purchaser can afford the loss of his, her or its entire investment.

(b)                The Purchaser is acquiring the Shares, for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Shares have not been registered under the Securities Act or any state securities Laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities Laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to the Shares, other than with respect to an Affiliate of the Purchaser. The Purchaser understands and acknowledges that the Offering of the Shares will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of such sales to the Purchaser as provided for in this Agreement and the issuance of Shares hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by the Purchaser. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. If the Purchaser is, with respect to the Company, (i) a predecessor of the Company; (ii) an affiliated issuer; (iii) a director, executive officer, other officer participating in the offering, general partner or managing member of the Company; (iii) any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power; (iv) any promoter connected with the Company in any capacity at the time of such sale; (v) any investment manager of the Company if the Company is a pooled investment fund; (vi) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Offering; (vii) any general partner or managing member of any such investment manager or solicitor; or (viii) any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor (each such category, a “Covered Person”), the Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

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(c)                The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of applicable Law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound, except for any violation or conflict that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the other Transaction Documents or to consummate any transactions contemplated hereby or thereby.

(d)                The Purchaser understands that the Shares are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

(e)                The Purchaser understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares. The Purchaser understands that no public market exists for the Company’s Common Stock and that there can be no assurance that any public market for the Common Stock will exist or continue to exist. The Company’s Common Stock is not approved for quotation on OTC Markets or any other quotation system or listed on any exchange.

(f)                 The Purchaser has received, reviewed and understood the information about the Company set forth in the SEC Reports and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a thorough or exhaustive description and except as expressly set forth in this Agreement (as modified by the SEC Reports (excluding any disclosures contained under the heading “Risk Factors,” any disclosures of risks included in any “forward looking statements” or disclosures that are cautionary, predictive or forward-looking in nature)), the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

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(g)                The Purchaser acknowledges that the Company is not acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

(h)                All actions on the part of the Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(i)                 The Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser (A) agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders and (B) consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Shares. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company for any form of damages as a result of any of the foregoing actions.

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(j)                 If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

(k)                The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has considered the risk factors in the SEC Reports before deciding to invest in the Shares.

(l)                 The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

(m)              The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(n)                Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing at the time the Purchaser was first contacted by the Company or any other individual or entity representing the Company regarding the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of a Purchaser being a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers do not communicate or share information with, and have no direct knowledge of the investment decisions made by, the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

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(o)                The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Shares, if any, and other activities with respect to the Shares by the Purchaser, and will comply with such anti-manipulation rules of Regulation M.

(p)                All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Shares, the Purchaser will promptly furnish revised or corrected information to the Company.

(q)                The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

(r)                 If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the observance in all material respects of the Laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other Laws of the Purchaser’s jurisdiction.

(s)                 The Purchaser represents that it is not a “foreign person” for purposes of Section 721 of the Defense Production Act of 1950 (as amended) or the rules or regulations promulgated thereunder (including 31 C.F.R. Part 800 and 31 C.F.R. part 801); provided, however, that if the Purchaser is a “foreign person” for such purposes, it agrees that it will not (i) obtain any control rights over the Company, including the ability to determine, direct, or decide important matters affecting the Company; (ii) have access to any material nonpublic technical information in the possession of the company; (iii) obtain membership or observer rights on the Board of Directors or the right to nominate an individual to a position on the Board of Directors; or (iv) have any involvement, other than through voting of shares, in substantive decision making of the Company regarding the use, development, acquisition or release of the Company’s technology.

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(t)                 If the Purchaser is a Covered Person, neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed reasonably in advance of the applicable Closing in writing in reasonable detail to the Company.

(u)                The Purchaser understands that there are substantial restrictions on the transferability of the Shares, if any, and that the certificates or book-entry positions representing the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS  BOOK-ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if the Purchaser is an Affiliate of the Company, certificates or book-entry positions evidencing the Shares issued to the Purchaser may bear a customary “Affiliates” legend.

Any fees (with respect to the Company's transfer agent (the “Transfer Agent”), counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

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The Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof  at such time as the securities evidenced by such certificates or book entry positions are sold pursuant to (x)Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied or (y)  an effective  registration statement and in accordance with the plan of distribution set forth in such registration statement ,provided that the Company’s counsel and its transfer agent have received an opinion (in the case of (x)) and a certificate(in the case of (y)) in such form as the Company’s counsel reasonably requests that such securities have been disposed of pursuant to clause (x) or (y) above, as applicable. Under the foregoing circumstances, the Company shall cause its transfer agent to issue unlegended shares, within one (1) Trading Day after the transfer agent’s receipt of such opinion or certification, via DWAC or as otherwise requested by the holder.

(v)             If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

(w)              The Purchaser understands that the Company has been a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates or book-entry positions for the Shares, if any, cannot be removed except in connection with an actual sale (i) meeting the foregoing requirements or (ii) pursuant to an effective registration statement.

4.	Indemnification.

(a)                In addition to the indemnity provided to the Purchaser in the applicable Registration Rights Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and its and their respective directors, officers, stockholders, equityholders, members, managers, partners, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, equityholders, members, managers, partners, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees, charges, Taxes, judgements, fines, penalties and expenses whatsoever (including, but not limited to, amounts paid in settlement and any and all out-of-pocket expenses, including attorneys’ fees and expenses, incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, “Indemnified Liabilities”) arising out of or relating to: (i) the inaccuracy, violation or breach of any of the Company’s representations or warranties made in Section 2 of this Agreement; (ii) any breach or failure to perform by the Company of any of its covenants and obligations contained herein or (iii) any Action brought or made against such Purchaser Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, relating to or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or the transactions contemplated hereby or thereby, including the issuance of the Shares or (B) the status of the Purchaser as an investor in the Company pursuant to the transactions contemplated hereby or by the other Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

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(b)                The Company shall have the right to control the investigation and defense of any Action for which a Purchaser Indemnitee may be entitled to indemnification hereunder with counsel reasonably satisfactory to such Purchaser Indemnitee, at the sole cost and expense of the Company, upon written notice to the applicable Purchaser Indemnitee; provided, that (i) such notice contains confirmation that the Company has agreed to indemnify the Purchaser Indemnitee (subject to the limitations on indemnification set forth herein) for the Indemnified Liabilities arising out of, relating to or resulting from such Action and (ii) the Company shall not be entitled to assume or control the investigation and defense, if (A) such claim seeks non-monetary, equitable or injunctive relief or alleges any violation of criminal Law or (B) the Indemnitor is also a party and the Indemnitee determines in good faith after consultation with counsel that there may be one or more legal defenses available to such Indemnitee that are different or additional to those available to the Indemnitor. If the Company assumes the investigation and defense of such Action in accordance herewith, the Purchaser Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the investigation and defense of such Action.

(c)                Notwithstanding anything to the contrary herein, without the prior written consent of the Purchaser Indemnitee, the Company shall not, and shall not cause or permit any of its Subsidiaries or its or their respective Related Parties to, negotiate, consent to or enter into any settlement, or consent to the entry of any judgment, with respect to any Action for which such Purchaser Indemnitee may be entitled to indemnification hereunder, unless such settlement (i) includes an unconditional release of such Purchaser Indemnitee from all liability arising out of such proceeding, (ii) does not require any admission of wrongdoing by any Purchaser Indemnitee, and (iii) does not obligate or require any Purchaser Indemnitee to take, or refrain from taking, any action.

(d)                The Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than (i) for Actions seeking specific performance of the obligations under this Agreement; or (ii) in the case of a breach or violation of this Agreement by the Company which has resulted from either (A) intentional fraud or (B) a deliberate act or failure to act with actual knowledge that the act or failure to act constituted or would result in a breach or violation, in each case, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitees with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions (including the limitations thereof) set forth in this Section 4.

5.	Miscellaneous.

(a)                Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the Shares; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Purchaser without the written consent of such Purchaser if such amendment or waiver on its face materially and adversely affects the rights of such Purchaser under this Agreement in a manner that is different than the other Purchasers. Any amendment, modification or waiver effected in accordance with this Section 5(a) shall be binding upon the Purchaser and each transferee of the Shares each future holder of all such Shares and the Company, its successors and assigns.

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(b)               Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e- mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(i)	if to the Company, at

SmartKem, Inc.

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester

M9 8GQ U.K.

Attention: Robert Bahns

Email: r.bahns@smartkem.com

with copies (which shall not constitute notice) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Jack Hogoboom

Email: jhogoboom@lowenstein.com

or

(ii)	if to a Purchaser, at the address of such Purchaser set forth on its Omnibus Signature Page hereto

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).

(d)                Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, other than an assignment of the rights, interests and obligations hereunder in connection with any transfer of the Shares by a Purchaser to a Permitted Assignee (as such term is defined in the Registration Rights Agreement). For the avoidance of doubt, nothing in this Section 5(d) is intended to, or shall have the effect of, restricting or otherwise impairing any transfer of the Shares by the Purchaser.

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(e)                Applicable Law. This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the Laws of the State of New York, without reference to the principles thereof relating to the conflict of Laws. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for New York County, New York. Each party irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such party's address set forth in Section 5(i)(b), such service to become effective ten (10) days after such mailing.

(f)                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(g)                Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

(h)                Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

(i)                 Securities Law Disclosure; Publicity.  The Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of the Purchaser, except (i) as required by federal securities Law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC or (ii) to the extent such disclosure is required by applicable Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this sub-clause (ii). Each Purchaser, severally and not jointly, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 5(i), such Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions), except to the extent such disclosure (x) is made to the other Purchasers in connection with the transactions contemplated hereby or (y) is required by applicable Law. In addition, each Purchaser acknowledges that it is aware that United States securities laws may restrict persons who have material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information. The provisions of this Section 5(i) are in addition to and not in replacement of any other confidentiality agreement, if any, between the Company and the Purchaser.

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(j)                 Non-Public Information.  The Company shall not and shall cause each of its officers, directors, employees, agents and other representatives, not to, provide the Purchaser with any material, non-public information regarding the Company without the express prior written consent of the Purchaser.

(k)                Entire Agreement. This Agreement, together with the Registration Rights Agreement and each other Transaction Document, and all exhibits, schedules and attachments hereto and thereto, including any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(l)                 Share Certificates. If the Shares are certificated and any certificate or instrument evidencing any such securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and its transfer agent for any losses in connection therewith or, if required by such transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities. If a replacement certificate or instrument evidencing any such securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(m)              Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated. Without limiting the foregoing, the Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Offering, and the Company shall file all necessary Tax Returns and other documentation with respect to such fees, Taxes and duties, and the Company shall pay all fees and expenses of its counsel in connection with any opinion to the Transfer Agent for the removal of any legend on the Shares.

(n)                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of Omnibus Signature Pages that contain copies of an executed Omnibus Signature Page such as in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in .pdf format shall be deemed to be their original signatures for all purposes.

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(o)                Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable Law, such invalid or contrary provision shall be replaced with a valid provision that as closely as possible reflects the parties’ intent with respect thereto, and invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(p)                Headings. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(q)                Additional Information; Further Assurances. The Purchaser hereby agrees to furnish the Company such other information as the Company may reasonably request prior to the applicable Closing with respect to its subscription hereunder. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party hereto may reasonably request in order to effect the transactions contemplated hereby and to accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(r)                 Survival. The representation and warranties of the party shall survive the execution and delivery of this Agreement for a period of one (1) year from the Closing Date and in each case, shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company. The covenants and agreements contained in this Agreement (including the covenants and agreements set forth in Section 4 hereof) shall survive the Closing and delivery of the Shares in accordance with their terms or, if no term is specified, such covenants and agreements shall survive indefinitely. Notwithstanding anything herein to the contrary, in no event shall the Purchaser have any liability to the Company or to any other person in connection with the Offering other than pursuant to this Agreement.

(s)                 Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

(t)                 Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

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(u)                Adjustments. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of Shares or the Per Share Purchase Price shall be deemed to be amended to appropriately account for such event.

(v)                Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party hereto may be entitled to seek protective orders, injunctive relief and other remedies available at Law or in equity (including, without limitation, seeking specific performance or rescission of purchases, sales and other transfers). The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Purchaser or the Company, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Purchaser and the Company, as applicable, under this Agreement all in accordance with the terms of this Section 5(v). Neither the Purchaser nor the Company, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 5(v).

(w)              Use of Proceeds. The Company shall use the net proceeds from the Offering to fund demonstrator products, to scale up manufacturing processes and customer support in developing applications, and for working capital and other general corporate purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the 27th day of January, 2022.

32

SMARTKEM, INC.

By:	/s/ Robert Bahns
Name: Robert Bahns
Title: Chief Financial Officer

33

SmartKem, Inc.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of January 27, 2022 (the “Subscription Agreement”), between the undersigned, “SmartKem, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in the form furnished to the undersigned, and (iii) purchase the Company’s Shares as set forth in the Subscription Agreement and below, hereby agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes the Subscription Agreement and the Registration Rights Agreement.

Dated: January 27, 2022

13,625	×	$2.00	=	$27,250.00
Number of Shares		Purchase Price per Share		Total Purchase Price to be Paid

PURCHASER (individual)		PURCHASER (entity)

Octopus Investments Nominees Limited
Signature		Name of Entity

	By:	/s/ Simon P. King
Print Name		Signature

Print Name: Simon P. King
Signature (if Joint Tenants or Tenants in Common)	Title:	Partner

Address of Principal Residence:		Address of Executive Offices:
33 Holborn, EC1N 2HT, UK

Social Security Number(s):		IRS Tax Identification Number:

Telephone Number:		Telephone Number:
[**]

Facsimile Number:		Facsimile Number:

E-mail Address:		E-mail Address:
[**]

SmartKem, Inc.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of January 27, 2022 (the “Subscription Agreement”), between the undersigned, “SmartKem, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in the form furnished to the undersigned, and (iii) purchase the Company’s Shares as set forth in the Subscription Agreement and below, hereby agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes the Subscription Agreement and the Registration Rights Agreement.

Dated: January 27, 2022

986,375	×	$2.00	=	$1,972,750.00
Number of Shares		Purchase Price per Share		Total Purchase Price to be Paid

PURCHASER (individual)		PURCHASER (entity)

Octopus Titan VCT plc
Signature		Name of Entity

	By:	/s/ Simon P.King
Print Name		Signature

Print Name: Simon P.King
Signature (if Joint Tenants or Tenants in Common)	Title:	Partner

Address of Principal Residence:		Address of Executive Offices:
33 Holborn, EC1N 2HT, UK

Social Security Number(s):		IRS Tax Identification Number:

Telephone Number:		Telephone Number:
[**]

Facsimile Number:		Facsimile Number:

E-mail Address:		E-mail Address:
[**]

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of January 27, 2022 among SmartKem, Inc., a Delaware corporation (the “Company”) and the persons who have purchased the Offering Shares (as defined below) and have executed omnibus or counterpart signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below or in the Subscription Agreement (as defined below).

RECITALS:

WHEREAS, the Company has offered and sold in compliance with Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder to accredited investors in a private placement offering (the “Offering”) shares of the common stock of the Company, par value $0.0001 per share, pursuant to certain Subscription Agreements entered into by and between the Company and Purchasers of the Offering Shares set forth on the signature pages affixed thereto (the “Subscription Agreements”); and

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Purchasers in the Offering who purchased the Offering Shares.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.    Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Market” means the OTCQB, OTCQX, the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American.

“Blackout Period” means, with respect to a distribution or registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other material corporate development or other material transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of material information which is in its best interest not to publicly disclose, or any other event or condition of similar material significance to the Company) that the registration and/or distribution of the Registrable Securities to be covered by such registration statement, if any, or the circumstances described in Section 4(h) below, would be seriously detrimental to the Company and its stockholders, in each case commencing on the day the Company notifies the Holders that they are required, because of the determination described above, to suspend offers and sales of Registrable Securities and ending on the earlier of (1) the date upon which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement or prospectus may resume; provided, however, that the aggregate of all Blackout Periods shall not exceed thirty (30) consecutive Trading Days or more than sixty (60) Trading Days in any twelve (12) month period (except for suspension of the use of the Registration Statement in connection with the filing of a post-effective amendment to the Registration Statement to update the prospectus therein in connection with the filing of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Periodic Reports on Form 8-K, which Blackout Period may extend for the amount of time reasonably required to respond to comments of the staff of the Commission (the “Staff”) on such amendment).

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities of such other corporation.

“Effective Date” means the date of the closing of the Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Registrable Securities” shall have the meaning set forth in Section 3(d)(i) of this Agreement.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means (i) each Purchaser or any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee; (ii) each Broker or any of such Broker’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from an Broker or from any Permitted Assignee; (iii) each holder of Registrable Pre-Exchange Shares or its respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from such holder or from any Permitted Assignee thereof; (iv) each holder of the Exchange Shares or its respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from such holder or from any Permitted Assignee thereof; and (v) each holder of Advisory Shares or its respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from such holder or from any Permitted Assignee thereof.

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“Majority Holders” means, at any time, Holders of both (i) a majority of the Registrable Securities then outstanding and (ii) a majority of the Offering Shares then outstanding or issuable that constitute Registrable Securities.

“Offering Shares” means the shares of Common Stock issued to the Purchasers pursuant to the Subscription Agreements, and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party and any trust for the direct or indirect benefit of an individual or a Family Member of such individual, (e) with respect to a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (f) an entity or trust that is controlled by, controls, or is under common control with a transferor, (g) any affiliate of a transferor in any transaction in which the transferor distributes Restricted Securities to such affiliate for no consideration or (h) a party to this Agreement.

“Piggyback Registration” shall have the meaning set forth in Section 3(d)(i) of this Agreement.

“Registrable Securities” means (a) the Offering Shares or (b) other shares of Restricted Common Stock held by the Holders, hereinafter acquired or issuable in respect of the foregoing shares of Common Stock by way of conversion, dividend, stock-split, distribution or exchange, merger, consolidation, recapitalization or reclassification or similar transaction. Such securities shall cease to be Registrable Securities hereunder when they are (i) sold or otherwise transferred pursuant to a Registration Statement, (ii) sold under Rule 144 of the Securities Act.

“Registration Default Period” means the period beginning on the date of which any Registration Event occurs and ending on the date on which such Registration Event is cured, inclusive.

“Registration Effectiveness Date” means the date that is one hundred and fifty (150) calendar days after the Effective Date, which one hundred and fifty day period shall be extended for each day of a U.S. government shut down that results in the Commission temporarily discontinuing review of, or acceleration of the effectiveness of, registration statements, if any.

“Registration Event” means the occurrence of any of the following events:

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(a)    the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b)    the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

(c)    after the SEC Effective Date, the Registration Statement ceases for any reason to remain effective or the Holders of Registrable Securities covered thereby are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities covered thereby, except for Blackout Periods permitted herein; or

(d)    following the listing or inclusion for quotation on an Approved Market, the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal markets for the Common Stock, for more than three (3) full, consecutive Trading Days (other than as a result of (A) actions or inactions of parties other than the Company or its affiliates or of the Approved Market not reasonably in the control of the Company, or (B) suspension or halt of substantially all trading in equity securities (including the Common Stock) on the Approved Market).

“Registration Filing Date” means the date that is fifteen (15) calendar days after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

“Registration Statement” means any registration statement that the Company is required to file or files pursuant to Section 3(a) or 3(d) of this Agreement to register the Registrable Securities and any successor registration statement.

“Restricted Common Stock” means any shares of Common Stock that are subject to resale restrictions pursuant to the Securities Act and the rules and regulations promulgated thereunder, including, but not limited to, securities: (1) acquired directly or indirectly from the issuer or an affiliate of the issuer in unregistered offerings such as private placements; (2) acquired through an employee stock benefit plan or as compensation for professional services; or (3) considered “restricted securities” under Rule 144. For purposes of clarity Restricted Common Stock does not include Common Stock that is restricted solely as a result of contractual restrictions, including but not limited to lock-up or similar contractual agreements.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

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“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Trading Day” means any day on which the Approved Market that at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities (or if there is no Approved Market that at the time constitutes the principal securities market for the Common Stock, then any day on which the New York Stock Exchange is open for general trading of securities).

2.    Term. This Agreement shall terminate with respect to each Holder on the earlier of: (i) the date that is five (5) years from the SEC Effective Date, and (ii) the date on which no Registrable Securities are outstanding (the “Term”). Notwithstanding the foregoing, Section 3(b), Section 6, Section 8, Section 9 and Section 10 shall survive the termination of this Agreement.

3.    Registration.

(a)    Registration on Form S-1. The Company shall prepare and file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Securities on a delayed or continuous basis (including in stock exchange transactions and underwritten offerings), and the Company shall (i) make the initial filing of the Registration Statement with the Commission no later than the Registration Filing Date, (ii)  use its commercially reasonable efforts to cause such Registration Statement to be declared effective no later than the Registration Effectiveness Date and (iii) use its commercially reasonable efforts to keep such Registration Statement continuously effective (including by filing a new Registration Statement if the initial Registration Statement expires) for a period of five (5) years after the SEC Effective Date or for such shorter period as such securities no longer constitute Registrable Securities hereunder (the “Effectiveness Period”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3(a), or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so. Upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3, the Company shall use commercially reasonable efforts to amend the Registration Statement to a Registration Statement on Form S-3 or file a Registration Statement on Form S-3 in substitution of the Registration Statement as initially filed as soon as reasonably practicable thereafter. The Company shall be entitled to suspend sales of Registrable Securities pursuant to a Registration Statement and the use of any related prospectus during a Blackout Period for the reasons and time periods set forth in the definition thereof. In the event that the Staff should limit the number of Registrable Securities that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Securities as specified by the Commission on behalf of all of the holders of Registrable Securities from the Registrable Securities on a pro rata basis among the holders thereof (such Registrable Securities, the “Reduction Securities”). In such event, the Company shall give the Holders prompt notice of the number of Registrable Securities excluded from the Registration Statement. The Company shall use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to, register for resale the Reduction Securities (pro rata among the Holders of such Reduction Securities) using one or more Registration Statements that it is then entitled to use, until all of the Reduction Securities have been so registered; provided, however, that the Company shall not be required to register such Reduction Securities during a Blackout Period. The Company shall use its commercially reasonable efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective (including by filing a new Registration Statement if the initial Registration Statement expires) under the Securities Act during the Effectiveness Period. Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of such Registration Statement at any time prior to the expiration of the Effectiveness Period for the reasons and time periods during a Blackout Period. No liquidated damages shall accrue or be payable to any Holder pursuant to Section 3(b) below with respect to any Registrable Securities that are excluded by reason of (i) the Staff limiting the number of Registrable Securities that may be sold pursuant to a registration statement (provided that the Company continues to use commercially reasonable efforts to register such Reduction Securities for resale by other available means) or (ii) such Holder failing to provide to the Company information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by the SEC or in response to SEC comments to be disclosed in a registration statement utilized in connection with the registration of registrable securities. Notwithstanding anything herein to the contrary, if the Commission limits the Company’s ability to file, or prohibits or delays the filing of a new registration statement, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be deemed a failure by the Company to use commercially reasonable efforts as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement.

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(b)    Liquidated Damages. If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities, as liquidated damages to such Holder by reason of the Registration Event, a cash sum calculated at a rate of twelve percent (12%) per annum of the aggregate purchase price paid by such Holder pursuant to the Subscription Agreement for the Offering Shares with respect to Registrable Securities held by such Holder as of the date of such Registration Event, only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the applicable Registration Default Period. Notwithstanding the foregoing, (i) the maximum amount of liquidated damages that may be paid by the Company pursuant to this Section 3(b) shall be an amount equal to five percent (5%) of the applicable foregoing amounts in the preceding sentence with respect to such Holder’s Registrable Securities that are affected by all Registration Events in the aggregate, and (ii) no penalties shall accrue with respect to any Registrable Securities removed from the Registration Statement in response to a comment from the Staff limiting the number of shares of Registrable Securities which may be included in the Registration Statement, or after the shares may be resold without volume or other limitations under Rule 144 under the Securities Act or another exemption from registration under the Securities Act. For clarity, and by way of example, if the sum of clauses (i) and (ii) for a specified Holder in the first sentence of this Section 3(b) is $10,000,000, liquidated damages payable by the Company to such Holder by reason of one or more Registration Events affecting all Registrable Securities of such Holder would accrue at a rate of twelve percent (12%) per annum until such time that all liquidated damages payable to such Holder reached a cap of $500,000 in the aggregate for all Registration Events. Each payment of liquidated damages pursuant to this Section 3(b) shall be due and payable in cash in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Until the maximum amount of liquidated damages is paid, such payments shall constitute the Holder’s sole and exclusive remedy for any Registration Event. The Registration Default Period shall terminate upon the earlier of such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event; provided, that in the event of a cure of one or more of the Registration Events described in clauses (i)-(iv) above when a separate Registration Event shall be continuing, the Registration Default Period shall continue until all such Registration Events have ceased. The amounts payable as liquidated damages pursuant to this Section 3(b) shall be payable in lawful money of the United States.

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(c)    Other Limitations. Notwithstanding the provisions of Section 3(b) above, if the Commission does not declare the Registration Statement effective on or before the Registration Effectiveness Date, and the reason for the Commission’s determination is that (i) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (ii) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (iii) a Holder of any Registrable Securities must be named as an underwriter and such Holder does not consent to be so named in the Registration Statement, the Holders shall not be entitled to liquidated damages with respect to the Registrable Securities not registered; provided that the Company continues to use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale all such Registrable Securities, using one or more registration statements that it is then entitled to use. The Company shall use its commercially reasonable efforts to cause each such registration statement to be declared effective under the Securities Act as soon as possible, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act during the Effectiveness Period. Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of such Registration Statement at any time prior to the expiration of the Effectiveness Period for the reasons and time periods during a Blackout Period. No liquidated damages shall accrue or be payable to any Holder with respect to any Registrable Securities that are excluded by reason of the Staff limiting the number of Registrable Securities that may be sold pursuant to a registration statement; provided that the Company continues to use commercially reasonable efforts to register such Registrable Securities for resale by other available means. Notwithstanding anything herein to the contrary, if the Commission limits the Company’s ability to file, or prohibits or delays the filing of a new registration statement, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be deemed a failure by the Company to use commercially reasonable efforts as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement.

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(d)    Piggyback Registrations.

(i)       With respect to any Registrable Securities not otherwise included in a Registration Statement pursuant to Section 3(a) as a result of any limitation imposed by the Staff, or otherwise (the “Excluded Registrable Securities”), whenever the Company proposes to register (including, for this purpose, a registration effected by the Company for other shareholders) any of its securities under the Securities Act (other than pursuant to (i) a Registration pursuant to Section 3(a) hereof or (ii) registration pursuant to a registration statement on Form S-4 or S-8 or any successor forms thereto), and the registration form to be used may be used for the registration of Registrable Securities, the Company will give written notice to each holder of Excluded Registrable Securities of its intention to effect such a registration and will, subject to the provisions of Subsection 3(d)(ii) hereof, and to the extent permitted by the Staff, include in such registration all Excluded Registrable Securities with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt of the Company’s notice (a “Piggyback Registration”).

(ii)       If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration a pro rata share of Excluded Registrable Securities requested to be included in such Registration Statement as calculated by dividing the number of Excluded Registrable Securities requested to be included in such Registration Statement by the number of the Company’s securities requested to be included in such Registration Statement by all selling security holders. In such event, the holder of Excluded Registrable Securities shall continue to have registration rights under this Agreement with respect to any Excluded Registrable Securities not so included in such Registration Statement.

(iii)       Notwithstanding the foregoing, if, at any time after giving a notice of Piggyback Registration and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each record holder of Excluded Registrable Securities and, following such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Excluded Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Excluded Registrable Securities for the same period as the delay in registering such other securities.

4.    Registration Procedures. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a)    subject to compliance with Section 5(b), prepare and file with the Commission with respect to the Registrable Securities, the Registration Statement in accordance with Section 3(a) hereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective for the Effectiveness Period;

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(b)    not name any Holder in the Registration Statement as an underwriter without that Holder’s prior written consent;

(c)    if the Registration Statement or any post-effective amendment thereto is subject to review by the Commission, promptly respond to all comments, diligently pursue resolution of any comments to the satisfaction of the Commission and file all amendments and supplements to such Registration Statement as may be required to respond to comments from the Commission and otherwise to enable such Registration Statement to be declared effective;

(d)    during the Effectiveness Period, prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement continuously effective, current and up-to-date for the applicable time period required hereunder and, if applicable, file any Registration Statement pursuant to Rule 462(b) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;

(e)    not less than four (4) Trading Days prior to filing the Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders (or, if so specified by any Holder, legal counsel to such Holder) copies of or a link to all such documents proposed to be filed (other than those incorporated by reference) and duly consider in good faith any comments received from the Holders (or from legal counsel to such Holders, as applicable);

(f)    furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period; provided that the Company shall have no obligation to furnish any document pursuant to this clause that is available on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system;

(g)    use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other applicable securities laws of such jurisdictions within the United States, including Blue Sky laws, as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be reasonably necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction where it has not already done so;

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(h)    as promptly as practicable after becoming aware of any event, notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that will, after the occurrence of such event, cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period; provided that any and all information provided to the Holder pursuant to such notification shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law;

(i)    comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(j)    as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission or any other federal or state governmental authority of any stop order or other suspension of effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(k) use commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders and underwriters to consummate the disposition of Registrable Securities;

(l) enter into customary agreements (including any underwriting agreements in customary form, including any representations and warranties and lock-up provisions therein), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

(m)    use its commercially reasonable efforts to furnish, or cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance reasonably acceptable to the managing underwriter, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance reasonably acceptable to the managing underwriter, addressed to the underwriters;

(n) use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders, as soon as reasonably practicable, but no later than sixteen (16) months after the effective date of any Registration Statement (as defined in Rule 168(c) under the Securities Act), an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

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(o) provide officers’ certificates and other customary closing documents;

(p)    use its commercially reasonable efforts to cause the shares of Common Stock to be quoted or listed on an Approved Market;

(q)    cooperate with each Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(r)       use its commercially reasonable efforts to cause the Common Stock to be DTC-, DWAC- and DRS-eligible no later than the initiation of quotation of the Common Stock on an Approved Market.

(s) cause appropriate officers as are reasonably requested by a managing underwriter or investment bank to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;

(t)    provide a transfer agent and registrar that is/are registered with the Commission, which may be a single entity, for the shares of Common Stock at all times, and cooperate with the Holders to facilitate the timely preparation and delivery of the Registrable Securities to be delivered to a transferee pursuant to a resale of Registrable Securities pursuant to the Registration Statement (whether electronically or in certificated form) which Registrable Securities shall be free, to the extent permitted by the applicable Subscription Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

(u)    cooperate with the Holders of Registrable Securities being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates or evidence of book-entry positions representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates or evidence of book-entry positions representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates or positions to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(v)    notify the Holders and their counsel as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “no review,” “review” or a “completion of a review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder, but not information which the Company believes would constitute material and non-public information); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, provided, however, that such notice under this clause (C) shall be delivered to each Holder; (ii) during the Effectiveness Period, of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to the Holders as selling stockholders; or (iii) during the Effectiveness Period, of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

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(w)    during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act;

(x)    use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement or suspending or preventing the use of any related prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(y) use commercially reasonable efforts to assist a Holder in facilitating any sales (including but not limited to private sales) or other transfers of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder without charge to the Holder (but the Holder shall be responsible for any third-party expenses) ; and

(aa) (i) cause legal counsel to the Company, at the Company’s expense, to issue to the transfer agent for the Common Stock, within one (1) Trading Day after the SEC Effective Date, a “blanket” legal opinion in customary form to the effect that the shares covered by the Registration Statement have been registered for resale under the Securities Act and may be reissued upon resale by each selling stockholder named in the Registration Statement without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144, upon receipt by the transfer agent of a certification by the holder thereof in form and substance reasonably satisfactory to the Company’s counsel, that such selling stockholder has sold such shares in accordance with the plan of distribution included in the Registration Statement, and (ii) cause the transfer agent for the Common Stock to issue such shares without any such legend within one (1) Trading Day after the transfer agent’s receipt of such certification.

5.    Obligations of the Holders.

(a)    At any time, and from time to time, after the Registration Effectiveness Date, the Company may notify one or more of the Holders (in each case, the “Specified Holders”) in writing (each, a “Suspension Notice”) of the happening of: (i) any event of the kind described in Section 4(h) or (j); (ii) any Blackout Period; or (iii) only with respect to a Holder who is an “insider” covered by such program, any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information (each, a “Suspension Event”). Upon receipt of any Suspension Notice, each Specified Holder shall as promptly as practicable discontinue disposition of such Holder’s Registrable Securities covered by the Registration Statement until such Specified Holder receives the supplemented or amended prospectus contemplated by Section 4(h), such blackout period shall have terminated or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such Specified Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Specified Holder’s possession, of the most recent prospectus covering such Specified Holder’s Registrable Securities at the time of receipt of such Suspension Notice. The foregoing right to delay or suspend may be exercised by the Company for no longer than sixty (60) Trading Days in any consecutive 12-month period (and for the avoidance of doubt, if the delay or suspension relates to a Blackout Period, the period of delay or suspension shall also count against the maximum number of days for Blackout Periods in the definition of such term).

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(b)    The Holders of the Registrable Securities shall provide such information as may reasonably be requested by the Company in connection with the preparation of the Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Securityholder Questionnaire”).

(c)    Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

6.    Registration Expenses. The Company shall pay all expenses arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) the Commission, stock exchange, OTC Markets Group, FINRA and other registration and filing fees, (ii) rating agencies fees, (iii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including reasonable and documented fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iv) all printing (including financial printer), messenger and delivery expenses, (v) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (vi) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vii) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and (ix) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether a Registration Statement filed in connection with such registration is declared effective; provided, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders. Except as provided in this Section 6 and Section 8 of this Agreement, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder or for any other fees, disbursements and expenses incurred by Holders not specifically agreed to in this Agreement.

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7.    Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent (a) to a Permitted Assignee with respect to the Registrable Securities transferred to such Permitted Assignee (which Registrable Securities continue to constitute Restricted Common Stock following such assignment) as long as (i) such transfer or assignment is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (iii) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned; or (b) as otherwise permitted under the applicable Subscription Agreement. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Holders (other than by merger or consolidation or to an entity which acquires the Company including by way of acquiring all or substantially all of the Company’s assets, which shall not require such consent).

8.    Indemnification.

(a)    To the fullest extent permitted by applicable law, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its affiliates, directors, officers, stockholders, members, managers, partners, employees and agents and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against any and all losses, claims, damages, liabilities, costs, expenses, judgments, fines, penalties, charges and amounts paid in settlement (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Losses”) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, free writing prospectus as defined under Rule 433(d) of the Securities Act (“Free Writing Prospectus”), any “testing-the-water” communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Testing the Water Communication”), any road show communication as defined in Rule 433(h) under the Securities Act (“Road Show Communication”), final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case (i) to the extent, but only to the extent, that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, Free Writing Prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by a Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such shares by the Holder.

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(b)    As a condition to including Registrable Securities in the registration statement filed pursuant to this Agreement, each Holder agrees, severally and not jointly, to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any Losses, insofar as such Losses arise out of or are based upon any untrue statement of a material fact contained in any registration statement, any preliminary prospectus, Free Writing prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by the Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof, and such Holder shall reimburse the Company, and its directors, officers, partners, and any such controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder’s Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c)    Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice in any material respect. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim or the indemnified party may have defenses not available to the indemnifying party in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent (which shall not be unreasonably withheld or delayed). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(d)    If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

(e)    If the indemnification provided for in Section s 8(a) and 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(e), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission, except in the case of fraud or willful misconduct. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f)    The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties may have to the indemnified parties and are not in diminution or limitation of the indemnification provisions under the applicable Subscription Agreement.

9.    (a) Rule 144. For a period ending on the earlier of (i) five (5) years from the Effective Date, or (ii) the acquisition of the Company (whether by merger, tender or exchange offer, sale or assignment of assets or other purchase) as a result of which the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will use its commercially reasonable efforts to timely file all reports required to be filed by the Company after the date hereof under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) such information as is required for the Holders to sell shares of Common Stock under Rule 144.

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(b) Stock Exchange Listing. The Company shall use commercially reasonable efforts to cause the Common Stock to be registered under Section 12(b) of the Exchange Act and listed on the Nasdaq Stock Market or the New York Stock Exchange as soon as practicable after the Company meets all of the applicable listing criteria for any tier of such stock exchanges. Except as otherwise provided herein, all expenses in connection with the matters contemplated by this Section 9(b) shall be borne by the Company.

10.    Miscellaneous.

(a)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts of the State of New York, New York County, and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)    Remedies. Except as otherwise specifically set forth herein with respect to a Registration Event, in the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to seek specific performance of its rights under this Agreement. Except as otherwise specifically set forth herein with respect to a Registration Event, the Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c)    Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(d)    No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(e)    Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto (including the Subscription Agreements) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

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(f)    Notices, etc. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) upon receipt, when personally delivered; (b) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, costs prepaid on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) the time of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, provided confirmation of facsimile is mechanically or electronically generated and kept on file by the sending party and confirmation of email is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipients email server that such e-mail could not be delivered to such recipient; (d) the date received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid; or (e) seven (7) days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by the such party,

If to the Company, to:

SmartKem, Inc.

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ UK

Attention: Robert Bahns

Email:  R.Bahns@smartkem.com

with copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Jack Hogoboom

Email: jhogoboom@lowenstein.com

if to a Holder, to:

such Holder at the address set forth on the signature page hereto or in the Company’s records;

or at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 10(h).

(g)    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

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(h)    Counterparts. This Agreement may be executed in any number of counterparts, and with respect to any Purchaser, by execution of an Omnibus Signature Page to this Agreement and the applicable Subscription Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail of an executed signature page such as a .pdf signature page were an original thereof.

(i)    Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be replaced with a valid, legal and enforceable provision that as closely as possible reflects the parties’ intent with respect thereto, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)    Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder if such amendment or waiver on its face materially and adversely affects the rights of such Holder under this Agreement in a manner that is different than the other Holders. The Purchasers acknowledge that by the operation of this Section 10(j), the Majority Holders may have the right and power to diminish or eliminate all rights of the Purchasers and the Brokers under this Agreement.

(k)    Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Except as expressly provided herein, each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. Except as expressly provided herein, it is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

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(l)       Subsequent Registration Rights. The Company shall not enter into any agreement granting registration rights more favorable than the registration rights set forth in this Agreement without the written consent of the Majority Holders.

[SIGNATURE PAGE FOLLOWS]

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This Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY: SMARTKEM, INC.

By:	/s/Robert Bahns
Name: Robert Bahns
Title: Chief Financial Officer

PURCHASERS

See Omnibus Signature Pages to Subscription Agreement

STOCKHOLDER (INDIVIDUAL):		STOCKHOLDER (ENTITY):

Print Name		Print Name of Entity

By:
Signature		Name:
Title:

All Holders: Address

ANNEX A

Exhibit 99.1

SmartKem, Inc. Closes $2.0 Million Common Stock Private Placement

Manchester, England – January 27, 2022 - SmartKem, Inc. (OTCQB: SMTK), a company seeking to reshape the world of electronics with a revolutionary semiconductor platform that enables a new generation of displays, sensors and logic, announced that it has consummated the sale of 1.0 million shares of its common stock to venture capital firm and current investor, Octopus Ventures, at a price of $2.00 per share for total proceeds of $2.0 million. SmartKem intends to use the net proceeds from the sale of the common stock for working capital and general corporate purposes.

The securities offered will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

About SmartKem

SmartKem is seeking to reshape the world of electronics with a revolutionary semiconductor platform that enables a new generation of displays, sensors and logic. SmartKem’s patented TRUFLEX® inks are solution deposited at a low temperature, on low-cost substrates to make organic thin-film transistor (OTFT) circuits. The company’s semiconductor platform can be used in a number of applications including mini-LED displays, AMOLED displays, fingerprint sensors and integrated logic circuits. SmartKem develops its materials at its research and development facility in Manchester, UK, and its semiconductor manufacturing process at the Centre of Process Innovation (CPI) at Sedgefield, UK. The company has an extensive IP portfolio including approximately 120 issued patents. For more information, visit: https://www.smartkem.com/ and follow us on Twitter at @SmartKemTruFLEX

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the SmartKem’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on SmartKem Inc.’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact Details:

Robert Bahns, Chief Financial Officer, SmartKem

r.bahns@smartkem.com

Selena Kirkwood, Head of Communications, SmartKem

s.kirkwood@smartkem.com

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